UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  June 26, 2013

ADAMIS PHARMACEUTICALS CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	0-26372	82-0429727
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11455 El Camino Real, Suite 310 Del Mar, CA		92130
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 997-2400

(Former name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

On June 26, 2013, Adamis Pharmaceuticals Corporation (the “Company”) completed the closing of a private placement financing transaction (the “Transaction”) with a small number of accredited institutional investors.  Pursuant to a Subscription Agreement (the “Purchase Agreement”) and other transaction documents, we issued Secured Convertible Promissory Notes (the “Notes”), and common stock purchase warrants (“Warrants”) to purchase up to 13,004,316 shares of common stock, and received gross cash proceeds of $5,300,000, excluding transactions costs, fees and expenses.  The Notes have an aggregate principal amount of $6,502,158, including a $613,271 principal amount Note issued to Gemini Master Fund Ltd. in exchange for its previously outstanding June 2012 convertible note, which is no longer outstanding.  The maturity date of the Notes is December 26, 2013.  Our obligations under the Notes and the other transaction documents are guaranteed by our principal subsidiaries and, pursuant to a Security Agreement entered into with the investors, are secured by a security interest in substantially all of our assets and those of the subsidiaries.  The Notes are convertible into shares of common stock at any time at the discretion of the investor at an initial conversion price per share of $0.50.  The exercise price of the Warrants is $0.715 per share, subject to adjustment as described below.

Under the transaction documents, we have agreed to file a registration statement with the Securities and Exchange Commission (the “SEC”) within 60 days following the closing to register the resale of the shares issuable upon conversion of the Notes and exercise of the Warrants, and to have the registration statement declared effective within 120 days of the closing date.  The transaction documents provide for a variety of monetary penalties, which could be material, if the registration statement is not filed or declared effective by the times contemplated in the transaction documents, or does not continue to be effective thereafter.  Each of the Company and the investors has agreed to indemnify the other party and certain affiliates against certain liabilities related to the registration statement.

The transaction documents include restrictions on our ability to engage in certain kinds of transactions while the Notes are outstanding without the consent of the investors, including without limitation: (a) incurring, paying or repaying certain kinds of indebtedness; (b) other than certain permitted liens, creating or incurring any liens, security interests or encumbrances on our property or assets; (c) amending our charter documents (with certain exceptions) in any manner that materially and adversely affects the investors’ rights; (d) repurchasing shares of common stock, or repurchasing or reacquiring shares of common stock (with certain exceptions); (e) entering into certain kinds of related party transactions with our officers, directors, employees or affiliates; (f) paying or redeeming any financing related debt or securities, with certain permitted exceptions; (g) entering into any equity line of credit arrangements or issuing any variable priced equity linked instruments; (h) filing any registration statements relating to the offer and sale of shares until the registration statement contemplated by the transaction documents is declared effective; (i) selling, leasing or otherwise disposing of any significant portion of our assets outside the ordinary course of business; or (i) entering into transactions with any of our affiliates (with certain exceptions).

In connection with the closing of a registered underwritten public offering or a registered direct public offering resulting in at least $10 million of gross proceeds to us, the investors must elect to either have the Notes redeemed at a price equal to 115% of the outstanding principal amount and interest, if any, or convert the Notes effective at the closing of the offering, at a conversion price of 85% of the lowest sales, conversion, exercise or purchase price of any common stock or common stock equivalent issued in connection with the offering if such price is lower than the then-current conversion price.  Except in connection with a qualified offering, we may not redeem or prepay the Notes.

The occurrence of any of the following events of default will, at the option of the holder, make all principal, interest and other amounts due on the Note immediately due and payable: (a) the Company  (i) fails to pay any installment of principal or interest when due or (ii) fails to pay any interest or other sums due under the Note when due; (b) the Company breaches any material covenant or other term or condition of the transaction documents or the Note, except for a breach of payment, in any material respect and if susceptible to cure, the Company has failed to cure such breach within five days after delivery of a notice of such breach; (c) any material representation or warranty of the Company made in the transaction documents is false or misleading in any material respect; (d) any dissolution, liquidation or winding up by the Company or a material subsidiary of a substantial portion of their business; (e) cessation of operations by the Company or a material subsidiary; (f) the failure by the Company or any material subsidiary to maintain any material intellectual property rights, personal, real property, equipment, leases or other assets which are necessary to conduct its business (whether now or in the future) and which failure could reasonably be expected to result in a material adverse effect on the Company, and such breach is not cured with 20 days after written notice to the Company from the holder; (g) the Company or any material subsidiary makes an assignment for the benefit of creditors, or applies for or consents to the appointment of a receiver or trustee for it or for a substantial part of its property or business; or such a receiver or trustee shall otherwise be appointed; (h) any money judgment, writ or similar final process is entered or made in a non-appealable adjudication against the Company or any material subsidiary or any of its property or other assets for more than $100,000 in excess of the Company’s or such material subsidiary’s insurance coverage, unless stayed vacated or satisfied within 30 days; (i) bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings or relief under any bankruptcy law or any law, or the issuance of any notice in relation to such event, for the relief of debtors is instituted by or against the Company or any subsidiary; (j) an event resulting in the Common Stock no longer being quoted on the OTCQB, failure to comply with the requirements for continued quotation on the OTCQB for a period of 20 consecutive trading days, or notification from the OTCQB that the Company is not in compliance with the conditions for such continued quotation and such non-compliance continues for 20 days following such notification; (k) within 30 days following the consummation of one or more private placement or public offering transactions after the closing date in which the Company has received in the aggregate at least $10 million of net proceeds, a default by the Company or any material subsidiary under any one or more obligations in an aggregate monetary amount in excess of $150,000 for more than 30 days after the due date; (l) an SEC or judicial stop trade order or OTCQB suspension; (m) the Company’s failure to timely deliver Common Stock to the holder pursuant to and in the form required by the Notes, the subscription agreement and the Warrants or, if required, a replacement Note or Warrant following a partial conversion or exercise; (n) failure by the Company to have reserved for issuance upon conversion of the Notes or upon exercise of the Warrants, the number of shares of Common Stock as required in the transaction documents and to have cured such failure with any applicable time periods provided for in the transaction documents; (o) the restatement of any financial statements filed by the Company with the SEC for any date or period from two years prior to the closing date and until the Notes are no longer outstanding, if the result of such restatement would, by comparison to the unrestated financial statements, have constituted a material adverse effect on the Company; (p) the Company’s failure to materially comply with the registration obligations set forth in the subscription agreement; (q) failure by the Company to obtain, within three weeks of the Closing Date, all of the fully executed waivers from all prior investors in the Company in connection with any anti-dilution rights that may be triggered as a result of the issuance of the Notes and the Warrants and all of the fully executed consents from all prior secured investors in the Company with regards to the pari passu sharing of the security interests of such secured prior investors with the holders of the Notes; (r) a failure by the Company to notify the holders of any material event of which the Company is obligated to notify the holders pursuant to the terms of the transaction documents; (s) a default by the Company of a material term, covenant, warranty or undertaking of any other agreement to which the Company and the holders are parties, or the occurrence of an event of default under any such other agreement to which the Company and the holders are parties which is not cured after any required notice and/or cure period; and (t) the occurrence of an event of default under any other secured note.

Pursuant to the Security Agreement, upon an event of default the investors have the right to foreclose on all of the collateral securing the Company’s obligations under the transaction documents, and have customary rights of a secured party to dispose of the collateral to help satisfy payment of our obligations under the transaction documents.  In addition, following an event of default or after the maturity date, a default interest rate of 12% per annum applies.  Also, during the pendency of an event of default, the conversion price of the Notes will be reduced to be 80% of the lowest volume weighted average price of the common stock for any five consecutive trading days during any 30-day period commencing on the original date of the Notes and before a conversion date upon which some or all of the Note is converted.

The conversion prices of the Notes and the Warrants are subject to anti-dilution provisions providing that, with the exception of certain excluded categories of issuances and transactions, if we issue any shares of common stock or securities convertible into or exercisable for common stock, or if common stock equivalents are repriced, at an effective price per share less than the conversion price of the Notes or the exercise price of the Warrants (as applicable), without the consent of a majority in interest of the investors, the conversion price of the Notes and Warrants will be adjusted downward to equal the per share price of the securities issued or deemed issued in such transaction.

If, at any time while the Notes are outstanding, (A) the Company effects any merger or consolidation of the Company with or into another entity, (B) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions, (C) any tender offer or exchange offer (whether by the Company or another entity) for more than 50% of the outstanding shares of Common Stock is completed, (D) the Company consummates a stock purchase agreement or other business combination with one or more persons or entities whereby such other persons or entities acquire more than the 50% of the outstanding shares of Common Stock, (E) any person or group is or becomes the beneficial owner of 50% or more of the aggregate Common Stock or any material subsidiary, (F) the Company effects any reclassification (other than stock splits or reverse stock splits or similar proportionate changes) of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property or (G) a majority of the members of the Company’s board of directors as of the closing date are no longer serving as directors of the Company, except as a result of natural causes or as a result of hiring additional outside directors in order to meet stock exchange requirements, unless prior written consent of the holders had been obtained by the Company (in any such case, a "Fundamental Transaction"), the Notes, as to the unpaid principal portion and accrued interest, will thereafter be deemed to evidence the right to convert into such number and kind of shares or other securities and property as would have been issuable or distributable to holders of Common Stock on account of such Fundamental Transaction, upon or with respect to the securities subject to the conversion right immediately before such Fundamental Transaction.  Additionally, in connection with the occurrence of a Fundamental Transaction, the holder may either (i) accelerate the maturity date of the Notes as of the date of the Fundamental Transaction and receive payment for the then outstanding principal amount of the Note, and any other amounts owed to the holder pursuant to the transaction documents, or (ii) redeem the Note together with any other amounts owed to the holder pursuant to the Transaction Documents.

In the case of a delay in the delivery of conversion shares or warrant shares later than the period provided in the Notes or Warrants, the transaction agreements provide for monetary penalties, which could be material, for each trading day after the required delivery date during which the shares are not delivered.  If the Company fails to timely deliver conversion shares or warrant shares and if the holder purchases shares of Common Stock to deliver in satisfaction of a sale by holder of the Common Stock which holder was entitled to receive upon such conversion or exercise, then the Company is obligated to pay to holder the amount by which (A) holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (B) the aggregate principal and/or interest amount of the Note or Warrant (as applicable) for which such conversion or exercise request was not timely honored, together with interest thereon at a rate of 15% per annum.

If (i) the Company is prohibited from issuing conversion shares, or (ii) an event of default occurs and continues beyond any applicable cure period, or (iii) the Company or any material subsidiary liquidates, dissolves or winds up, then at the holder's election, the Company must pay to holder a sum of money determined by multiplying the amount of outstanding principal amount designated by holder by, at the holder’s election, the greater of (i) 115%, or (ii) a fraction the numerator of which is the highest closing price of the Common Stock for the 30 days preceding the date demand is made by holder and the denominator of which is the lowest applicable conversion price during such 30 day period, together with accrued but unpaid interest and any other amounts due under the transaction documents.  Upon receipt of such mandatory redemption payment, the corresponding Note principal, interest and other amounts will be deemed paid and no longer outstanding.

The Warrants are exercisable for a period of five years from the date of issuance.  The exercise price of the Warrants is $0.715 per share.  The Warrants provide for proportional adjustment of the number and kind of securities purchasable upon exercise of the Warrants and the per share exercise price upon the occurrence of certain specified events, and include price anti-dilution provisions which provide for an adjustment to the per share exercise price of the Warrants and the number of shares issuable upon exercise of the Warrants, if the Company issues common stock or common stock equivalents at effective per share prices lower than the exercise price of the Warrants, on terms similar in material respects to the anti-dilution provisions relating to the Notes.

The Warrants include a variety of penalties, which could be material, for the Company’s failure to timely deliver securities upon exercise.  In addition, if a registration statement covering the resale of Warrant Shares is not available for the resale of such shares, the Purchaser may exercise the Warrant on a “net exercise” or “cashless” basis.  Otherwise, the Warrants are exercisable for cash.

In connection with certain kinds of Fundamental Transactions, the Company is obligated to purchase the Warrant from the holder for cash based on the Black Scholes value of the Warrants if that amount is higher than the spread between the per share price payable in the transaction and the exercise price per share of the Warrant, pursuant to procedures described in the Warrants.

For a period of one year after the closing date, the investors have a right of first refusal to purchase securities proposed to be offered and sold in the future by us, other than in connection with certain excluded or exempt issuances.

Pursuant to the terms of the Purchase Agreement, we expect to use the net proceeds to pay operating, general and administrative expenses, including current and accrued salaries to employees, fees to directors, and other obligations incurred in the ordinary course of our business.  The net proceeds will also be available to make scheduled interest payments on our outstanding December 2012 promissory note, to pay expenses relating to our filing with the FDA for our epinephrine syringe product candidate, and to acquire rights regarding other products, assets or technologies.

Before the closing of the Transaction, the holders of our convertible promissory notes dated April 5, 2013 converted a portion of their notes into 208,000 shares of common stock, and we used $644,000 of the proceeds from the transaction to redeem and pay in full the outstanding unconverted amounts owed on those notes.  As a result, the April 5, 2013 notes are no longer outstanding. In addition, the holder of the Company’s previously issued convertible promissory note dated December 31, 2013, with a principal amount of $600,000, agreed to extend the maturity date of that note from September 30, 2013, to March 26, 2014.

LifeTech Capital, a division of Aurora Capital LLC, acted as the placement agent for the private placement.  We paid a fee of $190,000 to the placement agent, and issued common stock purchase warrants to the placement agent to purchase 844,444 shares of common stock at an exercise price equal to $0.715 per share. The placement agent warrants have a term of five years and include net exercise provisions.  We also agreed to reimburse the placement agent and certain investors for certain expenses relating to the Transaction, and to indemnify the placement agent and its affiliates and representatives against all expenses, losses, claims, actions, damages or liabilities, and the reasonable fees and expenses of their counsel, arising out of the provision of the services relating to the transaction.

The foregoing description of the transaction documents does not purport to be complete and is qualified in its entirety by reference to the full text of each document, which are filed as Exhibits to this Current Report on Form 8-K and are incorporated herein by reference.

On July 1, 2013, the Company issued a press release relating to the above transaction.  The press release is filed as Exhibit 99.1 to this Report.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in response to Item 1.01 of this report is incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

The information provided in response to Item 1.01 of this report is incorporated by reference into this Item 3.02.  The securities were issued in a private placement under Section 4(2) of the Securities Act of 1933, as amended, and/or Rule 506 of Regulation D under the Securities Act.  Each investor represented that it was an accredited investor, as defined in Rule 501 of Regulation D, and that it was acquiring the securities for its own account, not as nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the Act.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
10.1	Subscription Agreement dated as of June 26, 2013.
10.2	Form of Secured Convertible Notes dated June 26, 2013.
10.3	Escrow Agreement dated June 26, 2013.
10.4	Security Agreement dated June 26, 2013.
10.5	Intercreditor Agreement dated June 26, 2013.
99.1	Press Release dated July 1, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADAMIS PHARMACEUTICALS CORPORATION

Dated: July 1, 2013	By:	/s/ Robert O. Hopkins
	Name:	Robert O. Hopkins
	Title:	Chief Financial Officer